As filed with the Securities and Exchange Commission on September 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Digirad Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	3845	33-0145723
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600

(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)

Matthew G. Molchan

President and Chief Executive Officer

Digirad Corporation

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	1,492,321	$8.59	$12,819,037.39	$1,663.92
TOTAL	1,492,321	$8.59	$12,819,037.39	$1,663.92

(1)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of preferred stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	With respect to the shares of preferred stock offered by the selling stockholders named herein, estimated at $8.59 per share, which is the average of the high and low prices as reported on the Nasdaq Global Market on September 11, 2020, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 17, 2020

Preliminary Prospectus

DIGIRAD CORPORATION

1,492,321 Shares of 10.0% Series A Cumulative Perpetual Preferred Stock

This prospectus covers the sale or other disposition from time to time of up to 1,492,321 shares of our 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (referred to herein as our “preferred stock”), by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of preferred stock or interests in shares of preferred stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our preferred stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our preferred stock by the selling stockholders.

Our preferred stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “DRADP”. On September 11, 2020, the last reported sale price of our preferred stock was $8.59 per share.

An investment in our preferred stock involves significant risks. You should carefully consider the risk factors beginning on page 3 of this prospectus before you make your decision to invest in our shares of preferred stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Our preferred stock is not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is              2020

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Unless the context requires otherwise, the terms “Digirad”, the “Company”, “we”, “us” and “our” in this prospectus refer to Digirad Corporation and its wholly-owned subsidiaries.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our preferred stock. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

Digirad Corporation is a diversified holding company with three operating divisions: healthcare, building and construction, and real estate and investments.

Healthcare Division (Digirad Health)

Digirad Health designs, manufactures, and distributes diagnostic medical imaging products. Digirad Health operates in three businesses: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the procedure. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging, positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging business develops, sells, and maintains solid-state gamma cameras.

Building & Construction Division (ATRM)

ATRM Holdings, Inc. (“ATRM”) manufactures modular housing units for commercial and residential applications. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook”). KBS, EdgeBuilder and Glenbrook are wholly-owned subsidiaries of ATRM, which is a wholly-owned subsidiary of Digirad.

Real Estate & Investments Division

This business division manages the Company’s real estate assets and investments.

Additional Information

Digirad is a Delaware corporation, originally incorporated in California in November 1985, and we reincorporated in Delaware in January 1997. We have 19 wholly-owned active subsidiaries. Our principal executive offices are located at 1048 Industrial Court, Suwanee, GA 30024, and our telephone number is (858) 726-1600. Our website is www.digirad.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our preferred stock.

On September 10, 2019, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Lone Star Value Investors, LP (“LSVI”) for the resale of 300,000 shares of preferred stock issued in a private placement of such shares to LSVI on the same date. Jeffrey E. Eberwein, the Chairman of our board of directors and one of our significant stockholders, is also the Chief Executive Officer of Lone Star Value Management, LLC (“LSVM”), which is a wholly owned subsidiary of the Company and the investment manager of LSVI. Mr. Eberwein is also the sole manager of Lone Star Value Investors GP, LLC (“LSV GP”), the general partner of LSVI.

On July 22, 2020, LSVI completed the pro rata distribution of the 300,000 shares of preferred stock to its limited partners, which became the holders of record of such shares and entitled to the registration rights for such shares under the Registration Rights Agreement. The registration statement of which this prospectus is a part is being filed to satisfy our obligations with respect to those shares under the Registration Rights Agreement.

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Selling stockholder Jeffrey E. Eberwein (for himself personally and as trustee of the Jeffrey E Eberwein Revocable Trust U/A 10/1/2010 (the “Trust”)) is the Chairman of our board of directors and one our significant stockholders. Mr. Eberwein is also the Chief Executive Officer of LSVM, which is a wholly owned subsidiary of the Company and the investment manager of LSVI. In addition, Mr. Eberwein is the sole manager of LSV GP, the general partner of LSVI, and is the trustee of the Trust.

As of September 14, 2020, Mr. Eberwein personally held 842,430 of our preferred stock, and as trustee of the Trust he could be deemed the beneficial owner of 350,000 shares of our preferred stock. The issuance of these shares was previously registered on a Form S-4 filed by the Company which was declared effective by the SEC on August 9, 2019. Such shares of preferred stock were acquired in connection with our acquisition of ATRM in September 2019 (the “ATRM Merger”). As Mr. Eberwein is an affiliate of the Company we agreed to include such shares of preferred stock in the registration statement of which this prospectus is a part to allow Mr. Eberwein and the Trust to resell such shares. This registration statement also relates in part to the resale of an additional 117,606 shares held by the Trust, the issuance of which was not previously registered.

The Offering

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 1,492,321 shares of our preferred stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Preferred stock outstanding immediately prior to this offering:	1,915,637 shares.

Preferred stock being offered by the selling stockholders hereunder:	Up to 1,492,321 shares.

Preferred stock to be outstanding immediately after this offering:	1,915,637 shares.

Use of proceeds:	We will not receive any proceeds from the sale of our preferred stock offered by the selling stockholders under this prospectus.

Risk Factors:	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our preferred stock.

Nasdaq ticker symbol:	DRADP

For additional information concerning the offering, see “Plan of Distribution” beginning on page 14.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 3.

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Risk Factors

Any investment in our preferred stock is speculative and involves a high degree of risk. You should consider carefully the “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected. In that event, the price of our preferred stock could decline and you could lose part or all of your investment.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Use of Proceeds,” as well as the information we incorporate herein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on our company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. Factors that might cause such differences include, but are not limited to, those discussed in the section of this prospectus entitled “Risk Factors”. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our financial performance, including our ability to generate revenue;

●	our recent conversion into a diversified holding company;

●	business interruptions resulting from health epidemics or pandemics or other contagious outbreaks, such as the recent coronavirus pandemic or geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires;

●	ability of our products and services to achieve and/or maintain market success;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to complete strategic divestitures;

●	our ability to manage growth and integrate acquired operations;

●	our inability to pay dividends at the present time;

●	our ability to maintain compliance with The Nasdaq Stock Market LLC’s listing maintenance standards;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of coronavirus, now named as COVID-19, including its impact on our business;

●	downward revisions to, or withdrawals of, our credit ratings, if any, by third-party rating agencies; and

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

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We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the preferred stock covered by this prospectus. All proceeds from the sale of the preferred stock will be paid directly to the selling stockholders.

Determination of Offering PRice

Our preferred stock is listed on Nasdaq under the symbol “DRADP”. The actual offering price by the selling security holders of the shares of preferred stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling security holders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET PRICE OF PREFERRED STOCK and dividends

Our preferred stock is currently listed on Nasdaq under the symbol “DRADP”.

The following table sets forth for the periods indicated, the reported high and low closing prices per share for our preferred stock since its listing on Nasdaq in September 2019.

	Preferred Stock
Period	High	Low
2019:
Third Quarter (starting September 13, 2019)	$10.23	$9.33
Fourth Quarter	$9.95	$4.31
2020:
First Quarter	$6.33	$5.05
Second Quarter	$7.30	$5.72
Third Quarter (through September 15, 2020)	$8.66	$7.01

On September 11, 2020, the last reported sale price of our preferred stock on Nasdaq was $8.59 per share. As of September 14, 2020, we had 143 holders of record of our preferred stock. This figure does not reflect the beneficial ownership or shares held in nominee name.

Dividend Policy

We are not current in the payment of dividends on our preferred stock. The payment of dividends on our preferred stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

Holders of shares of our preferred stock are entitled to receive, when, as and if, authorized by our board of directors (or a duly authorized committee of our board of directors) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the liquidation preference of $10.00 per share (equivalent to a fixed annual amount of $1.00 per share).

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Dividends are payable quarterly, in arrears, on the last calendar day of March, June, September and December (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. To date no dividends have been paid on the preferred stock and as a result, cumulative dividends will continue to accrue as part of the liquidation value of the preferred stock.

Dividends will be payable to holders of record as they appear in our stock records for the preferred stock at the close of business on the corresponding record date, which shall be the first day of each month in which a quarterly dividend is to be paid, whether or not a business day (each, a “dividend record date”). As a result, holders of shares of preferred stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. Our board of directors will not authorize, declare, pay or set apart for payment any dividends on shares of preferred stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the preferred stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the preferred stock will not bear interest, and holders of the preferred stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any common stock or any series or class of equity securities ranking junior to the preferred stock (other than a dividend in shares of common stock or in shares of any other class of stock ranking junior to the preferred stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the preferred stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the preferred stock and all shares of capital stock that are equal in rank with preferred stock, the amount which we have declared will be allocated ratably to the preferred stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of preferred stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the preferred stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the preferred stock as to dividends or upon liquidation, nor shall we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of common stock, or any other shares of our capital stock ranking junior to or equal with the preferred stock as to dividends or upon liquidation.

Holders of shares of the preferred stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the preferred stock as described above. Any dividend payment made on the preferred stock will first be credited against the earliest accumulated but unpaid dividends on the preferred stock will accumulate as of the dividend payment date on which they first become payable.

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PRINCIPAL AND SELLING STOCKHOLDERS

We are registering the shares of preferred stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The following table sets forth certain information available to us with respect to the beneficial ownership of our preferred stock as of September 14, 2020, and as adjusted to reflect the sale of our preferred stock offered by the selling stockholders in this offering, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our preferred stock;

●	each of our directors;

●	each of our named executive officers;

●	all of our current executive officers and directors as a group; and

●	each selling stockholder

The table lists applicable percentage ownership based on 1,915,637 shares of preferred stock outstanding as of September 14, 2020. There are no warrants or options to purchase shares of our preferred stock that are exercisable within 60 days of September 14, 2020, which are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of preferred stock shown as beneficially owned by them.

We have based the percentage ownership of our preferred stock after this offering, on 1,915,637 shares of our preferred stock outstanding as of September 14, 2020, assuming the sale by the selling stockholders in this offering of 1,492,321 preferred stock shares.

The address for each person or entity listed in the table is provided below the table.

Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a selling stockholder named in this prospectus after the effective date of this prospectus.

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No.	Name of Beneficial Owner	Preferred Shares Owned Prior to Offering (# of shares)	Percent of Preferred Stock Outstanding Before Offering	Preferred Shares to be Sold Pursuant to this Prospectus (# of shares)	Total Beneficial Ownership After Offering (# of shares)	Percent of Preferred Stock Outstanding After Offering
(1)	2013 Ernest Petschek Trust FBO Anne Slichter	1,103	*	1,103	-	-%
(2)	Alexander D. Williams & Courtney M. Williams	1,352	*	1,352	0	0%
(3)	Alexander S. Mottershead	4,609	*	1,584	3,025	*
(4)	Brown Investment Partnership, LP	3,387	*	3,387	-	-%
(5)	Bruce G. Wilcox	372	*	123	249	*
(6)	Carolyn M. Climaco	704	*	241	463	*
(7)	Citco Global Custody (NA) N.V. Ref Thomas Welles Fund I LLC	32,083	1.7%	10,714	21,369	1.1%
(8)	Clarkenn Investments, Ltd.	687	*	687	-	-%
(9)	Clearwell Investment Partners Series A, LLC	2,241	*	2,241	-	-%
(10)	Cooper Manning	1,969	*	676	1,293	*
(11)	David A. Smith	2,873	*	951	1,922	*
(12)	David Heikkinen and Ann Heikkinen	4,077	*	1,352	2,725	*
(13)	Deep Creek Capital Partners LP	730	*	241	489	*
(14)	Fox Rock Capital LLC as Investment Advisor to Elizabeth Hale Kendall 2010 Trust	19,052	1.0%	6,314	12,738	*
(15)	Fox Rock Capital LLC as Investment Advisor to Robert T Hale Jr. 2010 Trust	19,052	1.0%	6,314	12,738	*
(16)	Fox Rock Capital LLC as Investment Advisor to Robert T. and Karen R. Hale, JTWROS	31,196	1.6%	10,338	20,858	1.1%
(17)	Fox Rock Capital LLC as Investment Advisor to Robert T. Hale Jr 2020 Gift Trust	13,573	*	4,499	9,074	*
(18)	Frank A. McGrew, IV and Neely P. McGrew	756	*	251	505	*
(19)	Frederick Scott Robertson	273	*	90	183	*
(20)	Freestone Capital Partners, LP	570	*	570	-	-%
(21)	Freestone Capital Partners, Ltd.	475	*	475	-	-%
(22)	Freestone Capital Qualified Partners, LP	1,332	*	1,332	-	-%
(23)	George Family Trust Dated March 17, 1997	1,604	*	551	1,053	*
(24)	Glenn Salzman	1,912	*	1,912	-	-%
(25)	Hoak FOF LP	180	*	180	-	-%
(26)	J. Christopher Floyd	1,099	*	365	734	*
(27)	Jay Pack	3,330	*	1,104	2,226	*
(28)	JFI-AV OFFSHORE, LLC	1,747	*	1,578	169	*
(29)	JFI-AV, LLC	10,350	*	9,351	999	*
(30)	John F. Rowan Jr.	901	*	901	-	-%
(31)	John J Raggio	1,124	*	1,124	-	-%
(32)	John J. Wilson	1,213	*	1,213	-	-%
(33)	John L. Ferris	3,972	*	1,364	2,608	*
(34)	John Richard Doherty	816	*	269	547	*
(35)	John T. Morris	773	*	773	-	-%
(36)	Kevin M Rendino	9,185	*	3,044	6,141	*

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(37)	Korenvaes Capital Partners LP	7,057	*	2,424	4,633	*
(38)	Lee/Wei Family Trust	1,829	*	606	1,223	*
(39)	Leslie R Sherrill and Laura L Kelly-Sherrill JTWROS-TBE	2,754	*	2,754	-	-%
(40)	Martin R. de Laureal, Jr.	688	*	621	67	*
(41)	Mary Clare Finney Marital Deduction Trust	5,544	*	2,754	2,790	*
(42)	Michael E. Montgomery	2,097	*	694	1,043	*
(43)	Michelle B. Fang Henry W. Fang JT TEN	815	*	271	544	*
(44)	North Sound Partners LP	5,703	*	5,703	-	-%
(45)	Palm Global Fund of Funds, L.P.	1,359	*	450	909	*
(46)	Paul Saunders	34,609	1.8%	11,891	22,718	1.2%
(47)	Pacific Premier Trust FBO James M. Hoak IRA	7,315	*	2,424	4,891	*
(48)	Perry J Radoff, P.C. Profit Sharing Plan	2,004	*	689	1,315	*
(49)	Peter L. Rukeyser	2,570	*	2,570	-	-%
(50)	Poco Bay Company	16,028	*	5,508	10,520	*
(51)	Reid S. Walker	2,116	*	726	1,390	*
(52)	Richard D. Fors Jr. Revocable Trust of 2010 DTD 01-19-2010	1,278	*	1,278	-	-%
(53)	Robbie W. Raphael Marital Trust	1,278	*	1,278	-	-%
(54)	RTCS, Ltd	5,508	*	5,508	-	-%
(55)	Ryan R. Gilbertson	2,754	*	2,754	-	-%
(56)	So-Fei Wei Fang Trust	1,541	*	511	1,030	*
(57)	Sucaba CRUT LLC	1,641	*	1,641	-	-%
(58)	Sucaba LLC	6,181	*	6,181	-	-%
(59)	Susan W. Floyd	1,099	*	365	734	*
(60)	The Mai Y Hanlon Revocable Trust	401	*	138	263	*
(61)	Tiedemann Trust Company as Investment Advisor to Baker Nye, LP	241	*	241	-	-%
(62)	Todd Fruhbeis	1,809	*	621	1,188	*
(63)	Tribeca Heavy Industries LLC	5,792	*	1,919	3,873	*
(64)	TTC Global Long/Short Fund QP, LP	32,442	1.7%	32,442	-	-%
(65)	TWM Partners Fund LP	1,213	*	1,213	-	-%
(66)	Ward Capital, L.P.	21,180	1.1%	7,020	14,160	*
(67)	Yves-Andre Istel	229	*	229	-	-%
(68)	Zuaiter Capital Holdings, LLC	897	*	297	600	*
(69)	Jeffrey E. Eberwein	1,310,036	68.4%	1,310,036	1,310,036	68.4%
(70)	Matthew G. Molchan	-	-	-	-	-%
(71)	John W. Sayward	-	-	-	-	-%
(72)	Michael A. Cunnion	-	-	-	-	-%
(73)	Mitchell I. Quain	-	-	-	-	-%
(74)	David J. Noble	-	-	-	-	-%
(75)	Martin B. Shirley	-	-	-	-	-%
	All current directors and executive officers as a group (8 persons)	1,310,036	68.4%	1,310,036	1,310,036	68.4%

9

*Represents less than 1%

Nos. (1)-(69) are selling stockholders

(1)	c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890
(2)	96 Grosvenor Road, Rochester, NY 14610
(3)	430 East 56th St., #9B, New York, NY 10022
(4)	819 Broad Street, Chattanooga, TN 37402
(5)	1365 York Ave., 35E, New York, NY 10021
(6)	390 Blossom Lane, Chagrin Falls, OH 44022
(7)	Citco Banking Corporation NV, Attn: Trading & Custody Dept., De Ruyterkade 62, PO Box 707, Willemstad, Curacao
(8)	4144 N. Central Expressway, Suite 600, Dallas, TX 75204
(9)	610 W De Leon Street, Tampa, FL 33606
(10)	1435 Webster Street, New Orleans, LA 70118
(11)	3100 Monticello Ave., Suite 575, Dallas, TX 75205
(12)	2255 Goldsmith St., Houston, TX 77030
(13)	2 Chedworth Road, Scarsdale, NY 10583
(14)	c/o investment advisor Fox Rock Capital, 150 Newport Avenue Extension, Quincy, MA 02171
(15)	c/o investment advisor Fox Rock Capital, 150 Newport Avenue Extension, Quincy, MA 02171
(16)	c/o investment advisor Fox Rock Capital, 150 Newport Avenue Extension, Quincy, MA 02171
(17)	c/o investment advisor Fox Rock Capital, 150 Newport Avenue Extension, Quincy, MA 02171
(18)	5321 Cherry Blossom Trail, Nashville, TN 37215
(19)	2321 Persa St., Houston, TX 77019
(20)	701 5th Ave., 74th Floor, Seattle, WA 98104
(21)	701 5th Ave., 74th Floor, Seattle, WA 98104
(22)	701 5th Ave., 74th Floor, Seattle, WA 98104
(23)	1503 W Caribbean Lane, Phoenix, AZ 85023
(24)	39 The Fairway, Montclair, NJ 07043
(25)	3963 Maple Ave., Suite 450, Dallas, TX 75219
(26)	5108 Vickery Blvd., Dallas, TX 75206
(27)	3889 Maple Ave., 6th Floor, Dallas, TX 75219
(28)	410 Park Ave., Suite 620, New York, NY 10022
(29)	410 Park Ave., Suite 620, New York, NY 10022
(30)	1727 Arabella St., New Orleans, LA 70115
(31)	100 Worth Ave., Apt 408, Palm Beach, FL 33480
(32)	16610 N. Dallas Parkway, Suite 1200, Dallas, TX 75248
(33)	3110 Beverly Drive, Dallas, TX 75205
(34)	51 Scofield Lane, New Canaan, CT 06840
(35)	15 Tomahawk Lane, Greenwich, CT 06830
(36)	166 Upper Mountain Avenue, Montclair, NJ 07042. Of the preferred shares being registered for resale pursuant to this prospectus for Mr. Rendino, he holds 1,377 shares personally and 1,667 through his individual retirement account Pensco Trust Company Cust FBO Kevin M Redino IRA.
(37)	3879 Maple Ave., #150, Dallas, TX 75219
(38)	268 Oak Grove Ave., Atherton, CA 94027
(39)	c/o Laulima Family Offices LLC, 1003 Bishop Street, Suite 1200, Honolulu, HI 96813
(40)	1570 Henry Clay Ave., New Orleans, LA 70118
(41)	8201 Preston Rd., Suite 440, Dallas, TX 75225
(42)	1020 E. Levee, Suite 130, Dallas, TX 75207
(43)	2921 Waterstone Ct., Fort Collins, CO 80525
(44)	115 East Putnam Avenue, 2nd Floor, Greenwich, CT 06340
(45)	19 West Elm Street, Greenwich, ST 06880
(46)	2700 N. Ocean Drive, Singer Island, FL 33404
(47)	3963 Maple Ave., Suite 450, Dallas, TX 75219
(48)	3112-2 Mid Lane, Houston, TX 77027
(49)	8 Philips Lane, Rye, NY 10580
(50)	14000 Quail Springs Parkway, Suite 2200, Oklahoma City, OK 73134
(51)	5310 Elden Drive, Dallas, TX 75220
(52)	518 Lake Louise, Unit 804, Naples, FL 34110
(53)	12 Lakeside Park, Dallas, TX 75225
(54)	8201 Preston Rd., Suite 440, Dallas, TX 75225
(55)	8615 Eagle Creek Circle, Savage, MN 55378
(56)	3288 Terra Granada Dr., #3B, Walnut Creek, CA 94595
(57)	147 East 48th Street, New York, NY 10017

10

(58)	147 East 48th Street, New York, NY 10017
(59)	1717 Bunkhouse Road, Frisco, TX 75036
(60)	188 Collins Road, Newton, MA 02468
(61)	200 Bellevue Parkway, Suite 525, Wilmington, DE 14809
(62)	275 Lyons Plain Rd., Weston, CT 06883
(63)	303 Greenwich Street, New York, NY 10013
(64)	200 Bellevue Parkway, Suite 525, Wilmington, DE 19809
(65)	200 Bellevue Parkway, Suite 525, Wilmington, DE 19809
(66)	5949 Sherry Lane, Suite 650, Dallas, TX 75225
(67)	200 Bellevue Parkway, Suite 525, Wilmington, DE 19809
(68)	165 Mason Street, Suite 200, Greenwich, CT 06830
(69)	53 Forest Ave., Old Greenwich, CT 06870. Of the preferred shares being registered for resale pursuant to this prospectus for Mr. Eberwein, he holds such shares personally and as the trustee of the Jeffrey E Eberwein Revocable Trust U/A 10/1/2010, including 842,430 previously registered shares held personally by Mr. Eberwein, 350,000 previously registered shares held as trustee of the Trust, and 117,606 previously unregistered shares held as trustee of the Trust.
(70)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024
(71)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024
(72)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024
(73)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024
(74)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024
(75)	c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024

Material Relationships with Selling Stockholders

Selling stockholder Jeffrey E. Eberwein is the Chairman of our board of directors and one our significant stockholders. Mr. Eberwein is also the Chief Executive Officer of LSVM, which is a wholly owned subsidiary of the Company and the investment manager of LSVI. In addition, Mr. Eberwein is the sole manager of LSV GP, the general partner of LSVI, and is the trustee of the Trust. Mr. Eberwein (for himself personally and as trustee of the Trust) is a selling stockholder under the registration statement of which this prospectus is a part, as indicated in the table above.

ATRM Merger

On September 10, 2019, we completed the acquisition of ATRM pursuant to an Agreement and Plan of Merger, dated as of July 3, 2019 (the “ATRM Merger Agreement”), among Digirad, Digirad Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Digirad (“Merger Sub”), and ATRM. Under the terms of the ATRM Merger Agreement, Merger Sub merged with and into ATRM, with ATRM surviving as a wholly owned subsidiary of Digirad.

Prior to the closing of the ATRM Merger, Mr. Eberwein, who was the Chairman of the Board of the ATRM board of directors, and his affiliates owned approximately 17.4% of the outstanding ATRM common stock. In addition, LSVI owned 222,577 shares of the ATRM preferred stock and another 374,562 shares of ATRM preferred stock were owned directly by Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”).

At the effective time of the ATRM Merger, (i) each share of ATRM common stock converted into the right to receive three one-hundredths (0.03) of a share of our preferred stock and (ii) each share of ATRM preferred stock converted into the right to receive two and one-half (2.5) shares our preferred stock. As of September 14, 2020, Mr. Eberwein beneficially owned approximately 7.5% of our outstanding common stock.

In addition, as of September 14, 2020, Mr. Eberwein and the Trust (for which Mr. Eberwein is the trustee) beneficially owned an aggregate of 1,310,036 shares of our preferred stock. Mr. Eberwein personally held 842,430 of our preferred stock, and as trustee of the Trust he could be deemed the beneficial owner of 350,000 shares of our preferred stock. The issuance of these shares was previously registered on a Form S-4 filed by the Company, which was declared effective by the SEC on August 9, 2019, in connection with the ATRM Merger. As Mr. Eberwein is an affiliate of the Company we agreed to include such shares of preferred stock in the registration statement of which this prospectus is a part to allow Mr. Eberwein and the Trust to resell such shares. This registration statement also relates in part to the resale of an additional 117,606 shares held by the Trust, the issuance of which was not previously registered. Mr. Eberwein disclaims beneficial ownership of our preferred stock, except to the extent of his pecuniary interest therein.

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Private Placement

Immediately prior to the closing of the ATRM Merger, we issued 0.3 million shares of our preferred stock in a private placement (the “Private Placement”) to LSVI for a price of $10.00 per share for total proceeds to us of $3.0 million. The Private Placement was made pursuant to the terms of a Stock Purchase Agreement, dated as of September 10, 2019. The shares of our preferred stock sold in the Private Placement have not been registered under the Securities Act and may not be resold absent registration under, or exemption from registration under, the Securities Act.

At the closing of the Private Placement, we and LSVI entered into the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC, covering the resale of the shares our preferred stock issued in the Private Placement. The registration statement of which this prospectus is a part is being filed to satisfy our obligations under the Registration Rights Agreement.

Put Option Agreement

In addition, prior to the effective time of the ATRM Merger, we entered into a put option purchase agreement with Mr. Eberwein, pursuant to which we have the right to require Mr. Eberwein to acquire up to 0.1 million shares of our preferred stock at a price of $10.00 per share for aggregate proceeds of up to $1.0 million at any time, in our discretion, during the 12 months following the effective time of the ATRM Merger (the “Issuance Option”). In March 2020, Mr. Eberwein extended the Issuance Option through June 30, 2021.

ATRM Notes Payable

ATRM, our wholly owned subsidiary as a result of the ATRM Merger, has the following related party promissory notes outstanding:

(i)	Unsecured promissory note (principal amount of $0.7 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on January 12, 2020 (the “January Note”). Mr. Eberwein is the sole manager of LSV GP, the general partner of LSVI and LSV Co-Invest I, and is the sole owner of LSV Co-Invest I. On November 13, 2019, LSV Co-Invest I extended the maturity date of the January Note from January 12, 2020, to the earlier of (i) October 1, 2020 and (ii) the date when the January Note is no longer subject to a certain Subordination Agreement dated January 12, 2018, as amended, in favor of Gerber.

(ii)	Unsecured promissory note (principal amount of $1.2 million payable to LSV Co-Invest I), with interest payable semi-annually at a rate of 10.0% per annum (LSV Co-Invest I may elect to receive interest in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on June 1, 2020 (the “June Note”). On November 13, 2019 LSV Co-Invest I also extended the maturity date of the June Note from June 1, 2020, to the earlier of (i) October 1, 2020 and (ii) the date when the January Note is no longer subject to a certain Subordinate Agreement dated June 1, 2018, as amended, in favor of Gerber.

(iii)	Unsecured promissory note (principal amount of $0.3 million payable to LSVM), with interest payable annually at a rate of 10.0% per annum (LSVM may elect to receive any interest payment entirely in-kind at a rate of 12.0% per annum), with any unpaid principal and interest due on November 30, 2020 (the “LSVM Note”). Mr. Eberwein is also the Chief Executive Officer of LSVM, which is the investment manager of LSVI and LSV Co-Invest I.

LSVM and LSV Co-Invest I on July 17, 2019, waived any right to accelerate payment with respect to the ATRM Merger under the LSVM Note, the January Note, and the June Note. In March 2020, Mr. Eberwein, sole manager of LSV Co-Invest I and LSVM, provided us with a Letter of Support for the LSVM Note, the January Note, and the June Note indicating that the applicable holder of such notes will take no adverse action against ATRM for failure to pay the principal due on the applicable note by the maturity date and intends to work with us and ATRM to assure our financial success.

12

Acquisition of LSVM

On April 1, 2019, ATRM entered into a Membership Interest Purchase Agreement (the “LSVM Purchase Agreement”) with LSVM and Mr. Eberwein. Pursuant to the terms of the LSVM Purchase Agreement, Mr. Eberwein sold all of the issued and outstanding membership interests of LSVM to ATRM (the “LSVM Acquisition”) for a purchase price of $100.00, subject to a working capital adjustment provision. The LSVM Acquisition closed simultaneously with the execution and delivery of the LSVM Purchase Agreement, and was deemed effective as of January 1, 2019 for accounting purposes, as a result of which LSVM became a wholly-owned subsidiary of ATRM. Pursuant to the LSVM Purchase Agreement, the current assets as well as the $0.3 million promissory note issued by ATRM and current liabilities existing prior to January 1, 2019 remain with Mr. Eberwein. Cash contributions made by Mr. Eberwein subsequent to the ATRM Merger also exist as a payment due to Mr. Eberwein by ATRM. The LSVM Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for transactions of this type. LSVM was acquired by us as part of the ATRM Merger.

Eberwein Guarantees

On March 29, 2019, in connection with our entry into a Loan and Security Agreement with Sterling National Bank (the “SNB Loan Agreement”), Mr. Eberwein entered into a Limited Guaranty Agreement (the “SNB Eberwein Guaranty”) with Sterling National Bank (“SNB”) pursuant to which he guaranteed to SNB the prompt performance of all the obligations of the borrowers under the SNB Loan Agreement to SNB, including the full payment of all indebtedness owed by such borrowers to SNB under or in connection with the SNB credit facility. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty are limited in the aggregate to the amount of (a) $1.5 million, plus (b) reasonable costs and expenses of SNB incurred in connection with the SNB Eberwein Guaranty. Mr. Eberwein’s obligations under the SNB Eberwein Guaranty terminate upon our and the SNB credit facility borrowers achieving certain milestones set forth therein.

On January 31, 2020, contemporaneously with our execution and delivery of a Loan and Security Agreement with certain of our subsidiaries and Gerber Finance Inc. (the “Star Loan Agreement”), Mr. Eberwein executed and delivered a guaranty (the “Gerber Eberwein Guaranty”) to Gerber Finance Inc. (“Gerber”) pursuant to which he guaranteed the performance of all the borrowers’ obligations under the Star Loan Agreement to Gerber, including the full payment of all indebtedness owing by such borrowers to Gerber under or in connection with the Star Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the Gerber Eberwein Guaranty are limited in the aggregate to the amount of (a) $2.5 million, plus (b) costs of Gerber incidental to the enforcement of the Gerber Eberwein Guaranty or any guaranteed obligations.

On March 5, 2020, contemporaneously with the execution and delivery of a First Amendment to Loan and Security Agreement with Gerber that amended a January 31, 2020 Loan Agreement (the “EBGL Loan Agreement”) between certain of our subsidiaries (the “EBGL Borrowers”) and Gerber, Mr. Eberwein executed and delivered a guaranty (the “EBGL Eberwein Guaranty”) to Gerber pursuant to which he guaranteed the performance of all the EBGL Borrowers’ obligations to Gerber under the EBGL Loan Agreement, including the full payment of all indebtedness owing by the EBGL Borrowers to Gerber under or in connection with the EBGL Loan Agreement and related financing documents. Mr. Eberwein’s obligations under the EBGL Eberwein Guaranty are limited in the aggregate to the amount of (a) $500 thousand, plus (b) costs of Gerber incidental to the enforcement of the EBGL Eberwein Guaranty or any guaranteed obligations.

As a condition to a loan made by Premier Bank (“Premier”) to Glenbrook and EdgeBuilder pursuant to that certain Revolving Credit Loan Agreement, dated June 30, 2017, by and among Glenbrook, EdgeBuilder and Premier (the “Premier Loan Agreement”), Mr. Eberwein entered into a guaranty in favor of Premier, absolutely and unconditionally guaranteeing all of the borrowers’ obligations thereunder.

Eberwein Premier Participation

Pursuant to a certain Participation Agreement by and between Mr. Eberwein and Premier, which was signed on March 31, 2020 and was effective as of March 26, 2020, Mr. Eberwein purchased a ratable participation in, and assumed a ratable part of, the aggregate maximum principal amount of the outstanding balance of the loan under the Premier Loan Agreement in the amount of $0.3 million.

Subordination Agreement

LSVM and LSV Co-Invest I are party to subordination agreements with ATRM and Gerber pursuant to which LSVM and LSV Co-Invest I agreed to subordinate the obligations of ATRM under their unsecured promissory notes to the obligations of the borrowers to Gerber.

13

PLAN OF DISTRIBUTION

Each selling stockholder of the preferred stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their preferred stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the preferred stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling preferred stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the preferred stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of preferred stock at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of preferred stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of preferred stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of preferred stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the preferred stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of preferred stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of preferred stock offered by this prospectus, which preferred stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the preferred stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the preferred stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of preferred stock.

14

We are required to pay certain fees and expenses incurred by us incident to the registration of the preferred stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the preferred stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of preferred stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares of preferred stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of preferred stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of preferred stock may not simultaneously engage in market making activities with respect to the preferred stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the preferred stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

15

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP of New York, New York.

Experts

The consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act with respect to our preferred stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and our preferred stock offered by this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an internet website at www.digirad.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the investor relations section of our website at http://ir.digirad.com, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 9, 2020, and the amendment to our Annual Report on Form 10-K/A filed with the SEC on April 17, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020 and for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2020, March 10, 2020, April 7, 2020, April 9, 2020, May 1, 2020, May 6, 2020, May 29, 2020, June 10, 2020, July 20, 2020, July 21, 2020 and August 3, 2020;

16

●	the description of our preferred stock set forth in our registration statement on Form S-1 filed with the SEC on April 30, 2020, as amended on Form S-1/A filed with the SEC on May 20, 2020 and May 26, 2020, and including its related final prospectus filed pursuant to Rule 424(b)(4) filed with the SEC on May 27, 2020, Registration No. 333-237928; and

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 1, 2020.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents), without charge, by written or oral request directed to Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024, by telephone at (858) 726-1600, or via the investor relations section of our website at http://ir.digirad.com, or from the SEC through the SEC’s internet website at the address provided under “Where You Can Find More Information”.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Delaware General Corporation Law and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

17

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC” or “Commission”) registration fee.

SEC Registration Fee	$1,663.92
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Other	500.00
Total	$42,163.92

We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The selling security holder, however, will bear all commissions and discounts, if any, attributable to its sale of securities.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our restated certificate of incorporation (the “certificate of incorporation”) provides that, to the fullest extent permitted by law, a director of Digirad Corporation (the “Corporation”) shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article V of our certificate of incorporation also provides:

“(A) EXCULPATION. A director of the Corporation (each, a “Director” and collectively, the “Directors”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.”

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Furthermore, our amended and restated bylaws (the “bylaws”) provides:

“Section 1. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

Section 2. The corporation shall have power to indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.”

Section 145 of the Delaware General Corporation Law also provides for indemnification of officers, directors, employees, and agents of Delaware corporations. It is set forth below:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)	By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

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(2)	By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)	If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)	By the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

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(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 10, 2019, we issued 300,000 shares of our 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (referred to herein as our “preferred stock”) in a private placement (the “Private Placement”) to Lone Star Value Investors, LP for a price of $10 per share for total proceeds to us of $3 million. The Private Placement was made pursuant to the terms of a Stock Purchase Agreement, dated as of September 10, 2019 (the “SPA”). We used the proceeds from the Private Placement for the repayment of debt owed by a wholly-owned subsidiary. Lone Star Value Investors, LP is a significant holder of our preferred stock.

No placement agent or other financial intermediary was engaged or compensated in connection with the Private Placement. The issuance of shares of our preferred stock in the Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as sales by an issuer not involving a public offering. The foregoing issuance was not registered under the Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. In each case, the issuance was made, without any general solicitation or advertising, to a limited number of sophisticated investors with knowledge and experience of financial and business matters related to an investment in our securities. In addition, the securities issued in the foregoing issuance are restricted securities bearing transfer restrictions and the recipient acquired such securities for its own account without a view to resell or distribute them. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. Accordingly, the foregoing issuance was subject to the private placement exemption from registration provided by Section 4(a)(2) of the Act.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)       The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suwanee, State of Georgia, on September 17, 2020.

DIGIAD CORPORATION
(Registrant)

By:	/s/ Matthew G. Molchan
Name	Matthew G. Molchan
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Matthew G. Molchan and David J. Noble as his attorney-in-fact and agent, with full power of substitution for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Matthew G. Molchan	President, Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2020
Matthew G. Molchan

By:	/s/ David J. Noble	Chief Operating Officer and Chief	September 17, 2020
	David J. Noble	Financial Officer (Principal Financial
and Accounting Officer)

By:	/s/ Jeffrey E. Eberwein	Chairman	September 17, 2020
Jeffrey E. Eberwein

By:	/s/ Michael A. Cunnion	Director	September 17, 2020
Michael A. Cunnion

By:	/s/ John W. Sayward	Director	September 17, 2020
John W. Sayward

By:	/s/ Mitch I. Quain	Director	September 17, 2020
Mitch I. Quain

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 26, 2020, between Digirad Corporation and Maxim Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).

2.1	Agreement and Plan of Merger, dated as of July 3, 2019, by and among Digirad Corporation, ATRM Holdings, Inc. and Digirad Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019).

3.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2006).

3.2	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013).

3.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).

3.4	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).

3.5	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2017).

3.6	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2019).

3.7	Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

4.1	Form of Common Stock Certificate Specimen (incorporated by reference to Exhibit 4.1 to the Company’s amendment to its Registration Statement on Form S-1/A (File No. 333-237928) filed with the SEC on May 26, 2020).

4.2	Promissory Note, dated January 12, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

4.3	Promissory Note, dated June 1, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).

4.4	Promissory Note, dated December 17, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Management, LLC (incorporated by reference to Exhibit 4.2 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

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4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).

4.6	Warrant Agent Agreement, dated May 28, 2020, between Digirad Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).

4.7	Form of Maxim Warrant (included in exhibit 1.1) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).

5.1*	Opinion of Olshan Frome Wolosky LLP (and consent).

10.1#	Digirad Corporation 2004 Stock Incentive Plan, as Amended and Restated on August 2, 2007 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2007).

10.2#	Form of Notice of Stock Option Award and Stock Option Award Agreement for 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.3#	2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.19 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on May 24, 2004).

10.4#	Form of Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement for 2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.5#	Form of Indemnification Agreement (incorporated by reference to Exhibits 10.20 to the Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on April 29, 2004).

10.6#	Employment Agreement, dated as of May 1, 2007, as amended on September 30, 2010, by and between the Company and Matthew G. Molchan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2013).

10.7#	Form of 2011 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.8#	Form of 2011 Inducement Stock Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.9#	Form of 2011 Inducement Stock Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.10#	Digirad Corporation 2014 Equity Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 6, 2014).

10.11#	Form Indemnification Agreement of the Company for directors and officers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

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10.12	Registration Rights Agreement, dated March 5, 2015, by and among the Company, Keenan - Thornton Family Trust, David Keenan and Samia Arram (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2015).

10.13	Credit Agreement dated January 1, 2016, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent and as sole lead arranger and sole book runner (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 7, 2016).

10.14	Revolving Credit Agreement, dated June 21, 2017, by and among Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2017).

10.15	Amendment No. 1 To Revolving Credit Agreement, dated January 30, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2018).

10.16	Consolidated Agreements, dated April 1, 2014, between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2017).

10.17	Amendment, dated June 9, 2015, to the Consolidated Agreements between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 10-Q filed with the SEC on November 3, 2017).

10.18#	Digirad Corporation 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).

10.19#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 6, 2018).

10.20#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (Performance Based) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 6, 2018).

10.21	Amendment No. 2 To Revolving Credit Agreement, dated November 1, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.22#	Employment Agreement, by and between Digirad Corporation and David Noble, dated October 31, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.23#	Indemnification Agreement, by and between Digirad Corporation and David Noble, dated October 25, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.24	Limited Liability Company Agreement for Star Procurement, LLC, dated December 14, 2018, by and among Star Procurement LLC, Digirad Corporation and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019).

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10.25	Purchase and Sale Agreement, dated March 27, 2019, by and between RJF – Keiser Real Estate, LLC and 56 Mechanic Falls Road, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.26	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.27	Purchase and Sale Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.28	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.29	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.30	Lease Agreement, dated April 3, 2019, by and between KBS Builders, Inc. and 56 Mechanic Falls Road, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.31	First Amendment to Lease, dated April 18, 2019, by and between 56 Mechanic Falls Road, LLC and KBS Builders, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2019).

10.32	Loan and Security Agreement, dated March 29, 2019, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, and Sterling National Bank (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019). The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.33	Voting and Support Agreement, by and among Digirad Corporation, Lone Star Value General Partner, Lone Star Value Investors, LP, Lone Star Value Co-Invest I, LP and Jeffrey Eberwein, dated July 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019).

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10.34	Stock Purchase Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Lone Star Value Investors, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.35	Registration Rights Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Lone Star Value Investors, LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.36	Put Option Purchase Agreement, dated as of September 10, 2019, by and between Digirad Corporation and Jeffrey Eberwein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.37	Consent and Acknowledgment Agreement and Twelfth Amendment to Loan Agreement, dated as of September 10, 2019, by and among Gerber Finance Inc., KBS Builders, Inc., ATRM Holdings, Inc. and Digirad Corporation. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

10.38	Waiver of Promissory, Note dated July 17, 2019, by Lone Star Value Co-Invest I, LP to Promissory Note dated January 12, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.39	Waiver of Promissory Note, dated July 17, 2019, by Lone Star Value Co-Invest I, LP to Promissory Note dated June 1, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.40	Waiver of Promissory Note, dated July 17, 2019, by Lone Star Value Management, LLC to Promissory Note dated December 17, 2018, made by ATRM Holdings, Inc. in favor of Lone Star Value Management, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.41	Extension/Revision Agreement of Note dated October 1, 2019, by Premier Bank to Promissory Note dated June 30, 2017, made by Glenbrook Building Supply, Inc. and Edgebuilder, Inc. in favor of Premier Bank (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.42	Extension/Revision Agreement of Note dated November 1, 2019, by Premier Bank to Promissory Note dated June 30, 2017, made by Glenbrook Building Supply, Inc. and Edgebuilder, Inc. in favor of Premier Bank (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).

10.43	Loan and Security Agreement, dated as of February 23, 2016, by and among Gerber Finance Inc., KBS Builders, Inc., Maine Modular Haulers, Inc., and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016).

10.44	Third Agreement of Amendment to the Loan and Security Agreement, dated as of September 29, 2017, by and among Gerber Finance, Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

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10.45	Revolving Credit Loan Agreement, dated as of June 30, 2017, by and between Glenbrook Building Supply, Inc., EdgeBuilder, Inc. and Premier Bank (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.46	Fourth Agreement of Amendment to Loan and Security Agreement, dated as of July 20, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.47	Fifth Agreement of Amendment to Loan and Security Agreement, dated as of September 29, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit10.2 to ATRM Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 16, 2019).

10.48	Sixth Agreement of Amendment to Loan and Security Agreement, dated as of December 22, 2017, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit10.22 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.49	Securities Purchase Agreement, dated as of January 12, 2018, by and between ATRM Holdings, Inc. and Lone Star Co-Invest I, LP (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

10.50	Securities Purchase Agreement, dated as of June 1, 2018, by and between ATRM Holdings, Inc. and Lone Star Co-Invest I, LP (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).

10.51	Eighth Agreement of Amendment to Loan and Security Agreement, dated as of October 1, 2018, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.25 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.52	Securities Purchase Agreement, dated as of December 17, 2018, by and between ATRM Holdings, Inc. and Lone Star Value Management, LLC (incorporated by reference to Exhibit 10.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

10.53	Ninth Agreement of Amendment to Loan and Security Agreement, dated as of February 22, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.29 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.54	Tenth Agreement of Amendment to Loan and Security Agreement, dated as of April 1, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.30 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.55	Fifth Agreement of Amendment to Loan and Security Agreement, dated as of April 1, 2019, by and among Gerber Finance Inc., Edgebuilder, Inc., Glenbrook Building Supply Inc., ATRM Holdings, Inc. and KBS Builders, Inc. (incorporated by reference to Exhibit 10.31 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.56	Membership Interest Purchase Agreement, dated as of April 1, 2019, by and among ATRM Holdings, Inc., Lone Star Value Management, LLC and Jeffrey E. Eberwein (incorporated by reference to Exhibit 10.3 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on April 26, 2019).

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10.57	Eleventh Agreement of Amendment to Loan and Security Agreement, dated as of April 15, 2019, by and among Gerber Finance Inc., KBS Builders, Inc. and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.39 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on April 30, 2019).

10.58	Agreement, dated as of May 15, 2019, by and between Digirad Corporation and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.39 to ATRM Holdings, Inc.’s Annual Report on Form 10-K filed with the SEC on June 26, 2019).

10.59	Loan and Security Agreement, dated January 31, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., EdgeBuilder, Inc., Glenbrook Building Supply, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020). Schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.60	Loan and Security Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc., Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC, ATRM Holdings, Inc., KBS Builders, Inc., Digirad Corporation, and Gerber Finance Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020). Schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the SEC on a supplemental basis upon its request.

10.61	Extension and Modification Agreement, dated January 31, 2020, by and among EdgeBuilder, Inc., Glenbrook Building Supply, Inc. and Premier Bank (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020).

10.62	Thirteenth Amendment to Loan and Security Agreement, dated January 31, 2020, by and among Gerber Finance Inc., KBS Builders, Inc. ATRM Holdings, Inc., and Digirad Corporation (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020).

10.63	First Amendment to Loan and Security Agreement, dated February 20, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC and Gerber Finance Inc. (incorporated by reference to Exhibit 10.63 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2020).

10.64	First Amendment to Loan and Security Agreement Dated January 31, 2020, dated as of March 5, 2020, by and among Gerber Finance Inc., EdgeBuilder, Inc. and Glenbrook Building Supply, Inc.; and Consent and as a Fourteenth Amendment to Loan and Security Agreement Dated February 23, 2016, by and among Gerber Finance Inc., KBS Builders, Inc., ATRM Holdings, Inc. and Digirad Corporation (incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2020).

10.65#	Severance Agreement, dated January 28, 2014, between Digirad Corporation and Martin B. Shirley (incorporated by reference to Exhibit 10.65 to the Company’s amendment to its Annual Report on Form 10-K/A filed with the SEC on April 17, 2020).

10.66	Note, dated April 30, 2020, made by KBS Builders, Inc. in favor of Bremer Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).

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10.67	Note, dated April 30, 2020, made by EdgeBuilder, Inc. in favor of Bremer Bank (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).

10.68	Note, dated April 30, 2020, made by Glenbrook Building Supply Inc. in favor of Bremer Bank (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020).

10.69	Second Amendment to Loan and Security Agreement, dated April 30, 2020, by and among Star Real Estate Holdings USA, Inc., 300 Park Street, LLC, 947 Waterford Road, LLC, 56 Mechanic Falls Road, LLC and Gerber Finance Inc. (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.70	Fifteenth Amendment to Loan and Security Agreement dated April 1, 2020, between KBS Builders, Inc. and Gerber Finance Inc. (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.71	Promissory Note, dated May 5, 2020, made by DMS Imaging, Inc. in favor of Sterling National Bank (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.72	Promissory Note, dated May 5, 2020, made by Digirad Imaging Solutions, Inc. in favor of Sterling National Bank (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.73	Promissory Note, dated May 7, 2020, made by DMS Health Technologies, Inc. in favor of Sterling National Bank (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.74	Promissory Note, dated May 7, 2020, made by Digirad Corporation in favor of Sterling National Bank (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).

10.75	Second Amendment to Loan and security Agreement, dated July 1, 2020, by and among Gerber Finance Inc., EdgeBuilder, Inc., and Glenbrook Building Supply, Inc. (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2020).

10.76#	Digirad 2018 Incentive Plan Amendment, as amended July 31, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2020).

21.1*	Subsidiaries of Digirad Corporation.

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on signature page).

#	Indicates management contract or compensatory plan.

*	Filed herewith.

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